Exhibit 99.1

Finjan Sues ESET for Patent Infringement in the United States and Germany
EAST PALO ALTO, CA -- 07/05/16 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a cybersecurity company, today announced that its subsidiary Finjan, Inc. ("Finjan”) has filed contemporaneous patent infringement lawsuits against ESET LLC, a California Corporation and its parent corporation, ESET SPOL S.R.O., a Slovak Republican Corporation (collectively “ESET”), in California and in Germany, alleging infringement of six Finjan U.S. patents and one European patent.
Finjan filed a Complaint (Case No. 3:16-cv-03731), on July 1, 2016, in the U.S. District Court for the Northern District of California, and alleges that ESET’s products and services infringe six U.S. Finjan patents. In particular, Finjan is asserting infringement of U.S. Patent Nos. 6,154,844; 6,804,780; 7,975,305; 8,079,086; 9,189,621; and 9,219,755. In the U.S. action, Finjan is seeking, among other things, a jury trial, damages of not less than $44M, injunctive relief, enhanced damages, and reasonable attorneys’ fees and costs. Finjan also filed a Complaint against ESET for infringement of its European Patent No. EP 0965094, in the German District Court in Dusseldorf, Germany for ESET’s manufacture, use, and sale of accused products and services. ESET’s accused products include its Small Office Protection Products and Business protection Products, as well as ESET’s Home Protection Products.
“At any given time, we have dozens of ongoing licensing negotiations with technology companies. While we prefer a pathway of a negotiated transaction, this was just not the case with ESET,” said Phil Hartstein, President and CEO of Finjan. “These recent filings are a result of a protracted negotiation with ESET where we were unable to achieve a licensing result. Our hand has been forced to file lawsuits in both the United States and in Germany to protect the value of our patent assets."
Separately ESET, LLC filed a Complaint for Declaratory Judgment in the US District Court for the Southern District of California (Case No. 3-16-cv-01704) seeking a declaration of non-infringement of only one Finjan patent, namely, U.S. Patent No. 7,975,305.

Finjan has pending infringement lawsuits against FireEye, Inc., Sophos, Inc., Symantec Corp., Palo Alto Networks., and Blue Coat Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website,www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Capital Markets Group LLC
(650) 282-3245
investors@finjan.com